Exhibit 5.1

May 15, 2015

Exterran Partners, L.P.

16666 Northchase Drive

Houston, TX 77060

Re: Exterran Partners, L.P.

Ladies and Gentlemen:

We have acted as counsel for Exterran Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) of the proposed offering and sale by the Partnership of common units representing limited partner interests in the Partnership consisting of Common Units having an aggregate offering price of up to $100,000,000 (the “Units”) to be issued and sold by the Partnership pursuant to an ATM equity offering sales agreement dated May 15, 2015 (the “Agreement”) among the Partnership, Exterran General Partner, L.P., a Delaware limited partnership (the “General Partner”), Exterran GP LLC, a Delaware limited liability company (“GP LLC”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities LLC. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

The Common Units are being offered and sold pursuant to a prospectus supplement, dated May 15, 2015, (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) on May 15, 2015, to prospectus dated June 21, 2013 (such prospectus, as amended and supplemented by the Prospectus Supplement, the “Prospectus”), included in Registration Statement on Form S-3 (Registration Nos. 333-187284) (the “Registration Statement”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of limited partnership and the limited partnership agreement of the Partnership and the General Partner, which is the sole general partner of the Partnership, (ii) the certificate of formation and the limited liability company agreement of GP LLC, which is the sole general partner of the General Partner, (iii) certain resolutions adopted by the Board of Directors of GP LLC relating to the registration, issuance and sale of the Units and related matters, (iv) the Registration Statement, (v) the Prospectus, and (vi) such other certificates, instruments and documents as we considered appropriate for

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purposes of the opinion hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate. In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are originals and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (v) all Units will be sold in the manner stated in the Prospectus and the Agreement.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Units are duly and validly authorized for issuance and, upon payment and delivery of the Units in accordance with the Agreement, the Prospectus Supplement and the Prospectus, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and non-assessable, except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act and as described in the Prospectus.

The opinions expressed herein are limited exclusively to the Delaware Revised Uniform Limited Partnership Act and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Validity of the Common Units” in the Prospectus Supplement and under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins LLP